Exhibit 24.1

VACCINEX, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaccinex, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Maurice Zauderer, Ph.D. and Scott E. Royer, CFA, MBA, and each of them, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act in such person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-1 relating to the offer and sale of shares of common stock and warrants of the Registrant, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D. Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2023

/s/ Scott E. Royer Scott E. Royer, CFA, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	September 13, 2023

/s/ Albert D. Friedberg Albert D. Friedberg	Chairman of the Board	September 13, 2023

/s/ Chrystyna Bedrij Stecyk Chrystyna Bedrij Stecyk	Director	September 13, 2023

/s/ Jacob B. Frieberg Jacob B. Frieberg	Director	September 13, 2023

/s/ Bala S. Manian, Ph.D. Bala S. Manian, Ph.D.	Director	September 13, 2023

/s/ Gerald E. Van Strydonck Gerald E. Van Strydonck	Director	September 13, 2023

/s/ Barbara Yanni Barbara Yanni	Director	September 13, 2023